18




     Notice of 1997
     Annual Meeting and
     Proxy Statement
                                        April 8, 1997


     Dear Shareholder:

           You are cordially invited to attend the Annual Meeting of Shareholders of Gryphon Holdings Inc. to be held at 3:30 p.m. on Thursday May 8, 1997 at The Down Town Association, 60 Pine Street, New York City. Notice of the meeting, a proxy card and the Proxy Statement containing certain information about the Company are enclosed, together with the Annual Report to Shareholders for the year ended December 31, 1996.

           At this year's meeting you will be asked to elect three Class I Directors to serve until the Annual
     Meeting of Shareholders in 2000.

          We recommend that you vote for the three nominees, whose names appear in the Proxy Statement.

           Whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, we request you to sign, date and mail the enclosed proxy card in the envelope provided at your earliest convenience.

           Thank you for your cooperation and continued support.


                                        Sincerely,




                                        Stephen A. Crane
                                        President &
                                        Chief Executive Officer








                      GRYPHON HOLDINGS INC.
                         30 Wall Street
                  New York, New York 10005-2201
                Telephone Number: (212) 825-1200


            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     To Be Held May 8, 1997

To the Shareholders of Gryphon Holdings Inc.:

       Notice is hereby given that the Annual Meeting of Shareholders of Gryphon Holdings Inc., a Delaware corporation (the "Company"), will be held at The Down Town Association, 60 Pine Street, New York City, on Thursday, May 8, 1997, at 3:30 p.m. for the following purposes:

           1. To elect the three Class I Directors of the Company; and

          2.    To  transact such other business as may  properly
          come   before   the  meeting  or  any      adjournments
          thereof.

      The Board of Directors has fixed the close of business on March 25, 1997 as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting.

      A proxy card and return envelope are enclosed for your convenience.


                          On  behalf  of the  Board  of Directors


                                   ROBERT M. COFFEE
                                   Secretary


April 8, 1997

                            IMPORTANT

      It is important that your shares be represented at the Annual Meeting. Please complete, sign, date and mail the enclosed proxy card promptly in the return envelope provided, regardless of whether you plan to attend the Annual Meeting, so that your vote may be recorded.

                      GRYPHON HOLDINGS INC.
                         30 Wall Street
                  New York, New York 10005-2201
                Telephone Number: (212) 825-1200

                         PROXY STATEMENT

      This Proxy Statement is being furnished to the holders of the Common Stock, par value $.01 per share (the "Common Stock"), of Gryphon Holdings Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders of the Company to be held on May 8, 1997, and any adjournments thereof. A copy of the notice of meeting accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement will commence on or about April 8, 1997.

      Only holders of record of the Common Stock as of the close of business on March 25, 1997, the record date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting. On the record date, the Company had outstanding 6,668,340 shares of Common Stock, which are the only securities of the Company entitled to vote at the Annual Meeting, each share being entitled to one vote. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the meeting.

      The holders of the Common Stock (the "Shareholders") are being asked to elect the three Class I Directors of the Company.

      Shareholders who execute proxies may revoke them by giving written notice to the Secretary of the Company at any time before such proxies are voted. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless the Shareholder attending the Annual Meeting files written notice of revocation of the proxy with the Secretary of the Company at any time prior to the voting of the proxy.

     The Company will bear the cost of the Annual Meeting and the cost of soliciting proxies, including the cost of mailing the proxy material. In addition to solicitation by mail, directors, officers, and regular employees of the Company (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward proxies and proxy material to their principals, and the Company will reimburse them for their expenses, which are anticipated not to exceed $5,000.

      All proxies received from Shareholders pursuant to this solicitation will be voted, except as to matters where authority to vote is specifically withheld, in accordance with the instructions contained thereon. If no instructions are given, the persons named in the proxy solicited by the Board of Directors of the Company intend to vote for the nominees for election as Class I Directors of the Company.

      Directors of the Company are elected by a plurality of the votes present, in person or by proxy, and entitled to vote at the Annual Meeting, assuming a quorum is present. Any other matters submitted to the vote of the Shareholders shall be determined by a majority of the votes present, in person or by proxy, and entitled to vote at the Annual Meeting. Under applicable Delaware law, in tabulating votes, broker non-votes will not be considered present at the Annual Meeting.

      The Board of Directors does not know of any matter other than the matters presented herein that will be presented for consideration at the meeting. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.


                    1.  ELECTION OF DIRECTORS
      The Company's By-Laws provide for a Board of Directors that shall not be less than 3 nor more than 15 in number. The By-Laws provide that the Board of Directors shall be divided into three classes, as nearly equal in number as the total number of directors constituting the entire Board of Directors permits, with the term of office of one class expiring each year. Currently, the Board of Directors of the Company consists of ten directors divided into three Class I Directors, three Class II Directors and four Class III Directors. At the Annual Meeting of Shareholders, three Class I Directors will be elected by the Shareholders of record as of the close of business on March 25, 1997, to serve for a term that expires at the Annual Meeting of Shareholders in 2000.

      Robert M. Baylis, Hadley C. Ford and John F. Iannucci, each a Class I Director of the Company, have been nominated by the Board of Directors to stand for reelection as Class I Directors, to hold office until the Annual Meeting of Shareholders to be held in 2000 and until their successors shall be duly elected and shall have qualified. If any of the nominees for Class I Directors should fail or otherwise become unavailable to serve as a Class I Director for whatever reason, circumstances not expected by management, the proxies will be voted for any substitute nominee who may be selected by the Board of Directors prior to or at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR
THE ELECTION OF THE NOMINEES FOR CLASS I DIRECTORS.

                           MANAGEMENT

Directors and Executive Officers

      The following table provides information regarding the Directors and Executive Officers of the Company.

   Name               Age                  Position
Stephen   A.  Crane     51        President,  Chief  Executive
                                  Officer and Director

Hadley  C.  Ford        61        Chairman  of  the  Board  and
                                  Director

John  F.  Iannucci      51        Executive Vice  President  and
Director

Robert  M.  Coffee      51        Senior Vice President,  General
                                  Counsel & Secretary

Robert  P.  Cuthbert    49        Senior Vice President  &  Chief
                                  Financial Officer

Robert M. Baylis        58        Director

Franklin L. Damon       52        Director

Robert R. Douglass      65        Director

David H. Elliott        55        Director

Richard W. Hanselman    69        Director

Joe M. Rodgers          63        Director

George L. Yeager        63        Director

      The Class I Directors, Messrs. Baylis, Ford, and Iannucci were last elected for a term that expires at the Annual Meeting of Shareholders in 1997; the Class II Directors, Messrs. Elliott, Hanselman and Yeager, were last elected for a term that expires at the Annual Meeting of Shareholders in 1998; and the Class III Directors, Messrs. Crane, Damon, Douglass and Rodgers, were last elected for a term that expires at the Annual Meeting of Shareholders in 1999. At each Annual Meeting of Shareholders, successors to the Directors whose term expires at that Annual Meeting will be elected for a three-year term.
Biographical Information for Directors and Executive Officers

      Set forth below are the names, positions and offices held with the Company, and a brief account of the business experience during the past five years, of each executive officer and nominee for and member of the Board of Directors of the Company.

      Mr. Crane has served as President, Chief Executive Officer and a Class III Director of the Company since September 1993. From May 1993 until December 1993, Mr. Crane served as Chairman, Strategic Development Group--North America of Willis Corroon Corporation, a subsidiary of Willis Corroon Group plc ("Willis Corroon"). From November 1989 until February 1993, Mr. Crane was President and Chief Executive Officer of G.L. Hodson & Son, Inc., a reinsurance intermediary and a subsidiary of Willis Corroon Corporation.

      Mr. Iannucci has served as Executive Vice President of the Company since May 1993 and as a Class I Director of the Company since September 1993. Mr. Iannucci has served as President of Gryphon Insurance Group Inc. ("GIG"), a management and service subsidiary of the Company that supports the operations of the Company's licensed insurance subsidiaries, since January 1996; as President and Chief Executive Officer of Associated International Insurance Company ("Associated"), a California corporation and a subsidiary of the Company, since 1988; and as President and Chief Executive Officer of Calvert Insurance Company ("Calvert"), a Pennsylvania corporation and a subsidiary of the Company, since December 1996.

      Mr. Coffee has served as Senior Vice President, General Counsel and Secretary of the Company since November 1994. From July 1990 until November 1994, Mr. Coffee served as Vice President, Secretary and Assistant General Counsel of Willis Corroon Corporation.

      Mr. Cuthbert, a certified public accountant, has served as Senior Vice President and Chief Financial Officer of the Company since March 1994. From April 1993 to March 1994, Mr. Cuthbert served as Senior Vice President and Chief Financial Officer of Coregis Group, Inc., a specialty commercial insurer, and as a Director of Mt. Airy Insurance Company, California Insurance Company and Coregis Indemnity Company, all of which are subsidiaries of Coregis Group, Inc. From January 1992 to May 1992, Mr. Cuthbert served as Senior Vice President and Chief Financial Officer of Poe & Associates, Inc., an insurance intermediary. From November 1989 to December 1991, Mr. Cuthbert served as First Vice President, Chief Financial Officer and Investor Relations Officer of Willis Corroon Corporation.

      Mr. Baylis has served as a Class I Director of the Company since March 1996. Mr. Baylis retired as Vice Chairman of CS
First Boston Corporation in January 1996 after 33 years of service. Mr. Baylis served as Chairman and Chief Executive Officer of CS First Boston Pacific from March 1993 until August 1994, and as Vice Chairman of The First Boston Corporation ("First Boston") from March 1992 until March 1993. Prior to March 1992, Mr. Baylis was responsible for all investment banking and merger and acquisition activities for First Boston's financial institution clients. Mr. Baylis has served as a Director of Home State Holdings, Inc., a personal lines property and casualty insurance company, since December 1995; as a Director of New York Life Insurance Company since January 1997; as a Director of Host Marriott Corp., a hotel real estate company, since May 1996; and as a Director of Covance Inc., a contract research organization, since January 1997.

      Mr. Damon has served as a Class III Director of the Company since September 1993. Mr. Damon has been engaged in the practice of law in the insurance regulatory field for more than twenty years. From March 1991 to January 1994 he served as of counsel to the law firm of Sullivan, Roche & Johnson. Since 1986, Mr. Damon has served as Chairman of the Lawyers Professional Liability Insurance Committee of the Los Angeles County Bar Association, and he is presently Special Counsel to the Los Angeles County Bar Association.

      Mr. Douglass has served as a Class III Director of the Company since September 1993. Since December 1993, Mr. Douglass has served as of counsel to the law firm of Milbank, Tweed,
Hadley  &  McCloy.   From        1985 until  1993,  Mr.  Douglass
served as Vice Chairman and as a Director of The Chase Manhattan Corporation and its principal subsidiary, The Chase Manhattan Bank, N.A. (collectively "Chase Manhattan"), which he joined in 1976. Mr. Douglass served as Senior Customer Planning and Development Officer of Chase Manhattan from 1990 until 1993. Mr. Douglass served as a Director of Home Holdings Inc. from 1993 to 1995. Mr. Douglass has served as a Director of HRE Properties, a real estate investment trust, since January 1992 and as Chairman of the Board of Cedel since May 1994.

     Mr. Elliott has served as a Class II Director of the Company since April 1994. Mr. Elliott has served as Chairman of MBIA Inc. and its operating company, MBIA Insurance Corporation, (collectively, "MBIA") since January 1994, as Chief Executive Officer of MBIA since January 1992 and as a Director of MBIA since March 1988. Mr. Elliott served as President of MBIA from January 1987 through December 1994 and as Chief Operating Officer of MBIA from January 1987 to December 1991. Mr. Elliott has served as a Director of the National Legal Center for the Public Interest since 1991.

      Mr. Ford has served as the Chairman of the Board and as a Class I Director of the Company since September 1993. Mr. Ford is an independent management consultant who has also served as a Senior Advisor to the insurance industry practice of Andersen Consulting since October 1992. From 1965 to 1992, Mr. Ford was employed by BoozAllen & Hamilton, most recently as a Director and Senior Vice President in charge of the firm's insurance industry practice. Mr. Ford has served as a Director of U.S. Homecare Inc. since 1994.

      Mr. Hanselman has served as a Class II Director of the Company since September 1993. Mr. Hanselman has served as a Director of Arvin Industries, Inc., an automotive supplier, since 1983; a Director of Becton Dickenson & Co., a medical and diagnostic equipment manufacturer, since 1981; a Director of BEC Group Inc., an eyeware company, since 1994; a Director of Bradford Funds Inc., a money market fund, since 1987; a Director of the Foundation Health Corporation, a health maintenance organization, since 1990; and as a Director of Imco Recycling Inc., an aluminum recycler, since 1992. Mr. Hanselman served as a Director of Lifetime Corp., a home healthcare provider, from December 1992 to July 1993.

      Mr. Rodgers has served as a Class III Director of the Company since September 1993. Mr. Rodgers has served as a Director of AMR Corporation/American Airlines, Inc. since January 1989; a Director of Gaylord Entertainment Company since October 1991; a Director of Lafarge Corporation, a cement and construction materials company, since May 1989; a Director of Suntrust Bank, Nashville, N.A. since October 1989; a Director of Thomas Nelson, Inc., a publishing company, since August 1992; a Director of Tractor Supply Company since April 1995; and as a Director of Willis Corroon Group plc, a worldwide insurance intermediary, since October 1990. Mr. Rodgers served as a Director of BellSouth Telecommunications, Inc. from April 1990 until July 1996; as a Director of Berlitz International, Inc. ("Berlitz") from June 1990 until December 1991, and as Chairman and Chief Executive of Berlitz from December 1991 until February 1993.

      Mr. Yeager has served as a Class II Director of the Company since October 1993. Mr. Yeager was Senior Vice President and Chief Underwriting Officer for the Crum and Forster Insurance Companies, currently known as Talegen Holdings Inc. ("Talegen"), from 1986 to 1992. Mr. Yeager was a Director of United States Fire Insurance Company, North River Insurance Company,
Westchester Fire Insurance Company, International Insurance Company and Constitution Reinsurance Company, all of which were subsidiaries of Talegen. Mr. Yeager has served since 1994 as a Director of American E&S, a subsidiary of Acordia, Inc. Mr. Yeager also served on the Board of Governors for the National Council of Compensation Insurance from 1988 to 1992; as a Director of Insurance Services Office from 1990 to 1992; as a Director of American Nuclear Institute from 1990 to 1992; and as a Director of Industrial Risk Insurance from 1991 to 1992.

      Except for certain severance agreements and indemnification agreements,  none  of  the executive officers  has  an  agreement
relating  to  the terms of his employment with the Company.   See
"Certain Relationships and Related Transactions."

      Mr. Damon represents the Company from time to time in connection with certain insurance regulatory matters, primarily in the State of California. For such services, Mr. Damon received $51,875 and $111,538 for 1996 and 1995, respectively. Mr. Ford received a fee of $20,000 in 1995 for strategic planning consulting services provided to management.

      All of the executive officers and Directors of the Company are citizens of the United States of America. There are no material proceedings to which any Director or executive officer or any associate of any such Director or executive officer is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Board of Directors

The Board of Directors has the responsibility for establishing broad corporate policies and for the overall affairs of the Company. Members of the Board are kept informed of the Company's business by various reports provided to them by management, as well as by operating and financial reports made at Board and Committee meetings by the President and other executive officers of the Company.

Committees of the Board

     The Board has established an Audit Committee, a Compensation Committee, an Executive Committee, a Governance Committee and an Investment Committee. The Audit Committee reviews the services provided by the Company's independent public accountants, consults with such accountants on audits and proposed audits and reviews the need for internal auditing procedures and the adequacy of internal controls. The Compensation Committee establishes and reviews the overall compensation policy of the Company, determines the specific terms and conditions of employment of senior executives of the Company and oversees the employee benefit programs of the Company. See "Report of the Compensation Committee." The Executive Committee, during the interim between meetings of the Board, has been delegated certain authority of the Board. The Governance Committee reviews and makes recommendations to the Board regarding: (i) the role and effectiveness of the Board and its Committees, (ii) criteria for membership on the Board and (iii) individual candidates for membership on the Board. The Governance Committee also seeks potential nominees for Board membership in various ways and will consider suggestions submitted by Shareholders. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of the Company. The Investment Committee determines the Company's investment policy and reviews the performance of the Company's investment managers.

      The Audit Committee consists of Messrs. Damon, Douglass, Rodgers (Chairman) and Yeager. The Compensation Committee consists of Messrs. Douglass (Chairman), Ford, Hanselman and Rodgers. The Executive Committee consists of Messrs. Crane (Chairman), Ford and Iannucci. The Governance Committee consists of Messrs. Crane, Douglass, Ford (Chairman) and Hanselman. The Investment Committee consists of Messrs. Baylis, Crane, Elliott and Hanselman (Chairman).

Attendance of Directors

      During 1996, the Board of Directors held four meetings; the Audit Committee held four meetings; the Compensation Committee held five meetings; the Executive Committee held no meetings; and the Investment Committee held four meetings. The Governance Committee, which was established in March of 1996, held one meeting. All directors attended 75% or more of the meetings of the Board and the committees on which they served.

                    COMPENSATION OF DIRECTORS

      Directors of the Company who are employees of the Company and its affiliates receive no directors' fees. Non-employee Directors are paid an annual retainer of $20,000, plus $1,000 per day for attendance at each Board of Directors meeting and for attendance at meetings of committees of the Board of Directors occurring on days other than days of Board meetings. The Chairmen of the Audit Committee, the Compensation Committee and the Investment Committee receive an annual fee of $3,000 for serving in such capacity. The Chairman of the Board receives, effective as of January 1, 1996, an additional annual retainer of $20,000 for services rendered in such capacity. Non-employee Directors receive $500 for each meeting of the Board of Directors or any of its committees in which they participate by telephone. In addition, all Directors are reimbursed for their reasonable travel expenses incurred in attending these meetings.

      Under the terms of the 1995 Non-Employee Director Stock Option Plan (the "Directors' Plan"), each Director of the Company who is not an employee of the Company is entitled to the grant, on the later of (i) May 12, 1995 or (ii) the date on which such Director is first elected to the Board, of an initial option to purchase 10,000 shares of Common Stock. Options under the Directors' Plan are granted at the fair market value of such shares on the date of grant and become exercisable in four equal annual installments commencing on the day immediately preceding the second anniversary of the date of grant. Options remain outstanding for ten years from the date of grant, unless terminated earlier in the event of death, disability, retirement or other circumstances detailed in the Directors' Plan. On the fifth anniversary of the date of the initial grant and continuing on each subsequent anniversary of such date during a Director's tenure on the Board, such Director will be granted an option to purchase an additional 2,000 shares of Common Stock or such lesser proportionate amount as then remains available for grant. An aggregate of 100,000 shares of Common Stock have been authorized for issuance upon the exercise of options under the terms of the Directors' Plan.

              REPORT OF THE COMPENSATION COMMITTEE

      The Compensation Committee, which is composed of four independent outside Directors, is responsible for the establishment and review of the overall compensation policy of the Company, the general oversight of the employee benefits plans maintained by the Company and the specific terms and conditions of employment of senior executives of the Company.

      It is the overall policy of the Compensation Committee to align the interests of management with those of the Shareholders by making a significant portion of executive compensation depend upon the Company's performance. The Company's compensation programs emphasize the following basic principles:

      Compensation should be linked to the creation of value for Shareholders, and executives should be encouraged to acquire ownership in the Company;
      Compensation programs should be designed to attract, motivate and retain executives with the requisite skills to effectively pursue the Company's strategic objectives; and
      Compensation programs should reward individual performance through an appropriate balance of base salary, annual bonus awards and long-term equity incentives.

Compensation Program

      The Company's executive compensation program consists of three major components: base salary, annual bonus awards and long-term equity incentives. Each of these components supports the Company's overall compensation policy, which relates pay to performance.

     Base Salary

      Amounts paid in base salary, including periodic increases, are determined primarily by the scope of the executive's responsibilities, his performance and the salaries offered within the industry for comparable positions. In connection with its overall evaluation of the foregoing factors, the Compensation Committee draws upon its members' general knowledge of compensation practices within the insurance and financial services industries and periodically reviews compensation data regarding other insurance companies, including a peer group of comparably sized property and casualty insurance companies established by the Compensation Committee specifically for this purpose.

     Annual Bonus Awards

      Annual bonus awards earned by executives are based upon their achievement of performance objectives established by the Compensation Committee at the beginning of each fiscal year that link potential bonus awards to the enhancement of Company earnings and overall profitability. The Compensation Committee believes that the use of predetermined performance objectives provides an excellent link between the value created for Shareholders and the incentives paid to executives.

     Long-Term Equity Incentives

      Certain executives of the Company may earn equity-based incentive awards, the ultimate value of which is related to the long-term performance of the Company's Common Stock. Long-term equity incentives may take the form of stock options or restricted stock.

     Stock options have been the principal vehicle of the Company for the payment of long-term incentive compensation. Stock options granted to executives under the Company's 1993 Stock Option Plan provide incentives to executives by giving them a strong economic interest in building value for Shareholders.
Stock options become exercisable in annual installments commencing two years after the date of grant, and the exercise price of each option is the fair market value of the Company's Common Stock on the date of grant. As a result, executives benefit from options only through a rise over time in the market value of the underlying shares.

      Restricted stock also motivates executives by providing incentives tied to Shareholder value. Restricted stock granted to executives under the Company's Restricted Stock Plan is subject to restrictions on its transfer that lapse in annual installments commencing two years following the date of grant.
Accordingly, the ultimate value of restricted stock awards is linked to the performance of the Company's Common Stock over an extended period.

      Long-term equity incentives are granted by the Compensation Committee based upon an executive's position and his or her ability to contribute to the future performance of the Company. The Compensation Committee is responsible for determining the form and terms of all such awards.

Compensation of the Chief Executive Officer

     The overall compensation of the Chief Executive Officer (the "CEO") reflects the Compensation Committee's evaluation of (i) the Company's performance as measured by operating, financial and strategic objectives, viewed from both a short-term and a long-term perspective, (ii) the CEO's individual performance in pursuing the foregoing objectives and (iii) the compensation paid to chief executive officers of other companies of similar size and complexity in the insurance and financial services industries.

      In January of 1996, the Compensation Committee approved an increase in the CEO's base salary for 1996 from $300,000 to $330,000 in light of its evaluation of the foregoing factors. In May of 1996, the Compensation Committee approved the award of stock options to 30 key employees, including an option granted to the CEO to purchase 25,000 shares of the Company's Common Stock at the then-current market value of $17.44 per share. No other long-term equity incentive awards were granted to the CEO during 1996. In February of 1997, the Compensation Committee determined that the Company had not met certain predetermined objectives established by the Compensation Committee for 1996. Accordingly, annual bonuses for 1996 were not paid to certain senior executives of the Company, including the CEO.

Internal Revenue Code Section 162(m)

      Section  162 (m) of the Internal Revenue Code of  1986,  as
amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1 million paid to the CEO or to any of the other highly compensated executive officers named in the Company's annual proxy statement. Qualifying "performance-based compensation" and compensation paid pursuant to plans or agreements adopted or entered into prior to a company's initial public offering of securities or subsequently approved by its shareholders will not be subject to the foregoing deduction limitation, if certain requirements are met. The Compensation Committee believes that the compensation to be paid in 1997 to any of the Company's executive officers will not exceed the foregoing deduction limitation.

      The Company has established and maintains compensation programs that align the interests of management with those of the Shareholders and that comply with the principles set forth in this report. The Compensation Committee intends to take appropriate actions consistent with such principles to avoid the unnecessary loss of future deductions under Section 162(m) of the Code.

                     COMPENSATION COMMITTEE

                  Robert R. Douglass, Chairman
                         Hadley C. Ford
                      Richard W. Hanselman
                         Joe M. Rodgers

   COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      No member of the Compensation Committee is a former or current executive officer or employee of the Company or any of its subsidiaries, nor does any executive officer of the Company serve as an officer, director or member of a compensation committee of any entity, one of whose executive officers or directors is a director of the Company.

                     EXECUTIVE COMPENSATION

      The following information relates to the annual and long-term compensation paid by the Company and its subsidiaries in connection with the three fiscal years ending December 31, 1996, 1995 and 1994 to the Chief Executive Officer of the Company and the four other executive officers of the Company whose earnings exceeded $100,000 for the fiscal year ended December 31, 1996.

                   SUMMARY COMPENSATION TABLE
                                                             Long-Term
                                        Annual Compensation  Compensation Awards
                                                             Securities
                                                             Underlying   All Other
Name and Principal Position        Year   Salary     Bonus    Options     Compensation (5)

Stephen A. Crane                    1996  $ 330,000   $0        25,000     $18,796
President & Chief Executive Officer 1995    300,000    300,000       0      18,874
                                    1994    300,000    0             0      13,530

John F. Iannucci                    1996    245,000    0        20,000      19,812
Executive Vice President            1995    235,000    263,313(4)    0      19,434
                                    1994    225,000    120,000       0      19,440

John H. Walton (1)                  1996    200,000    0        15,000      21,605
Executive Vice President            1995    190,000    115,000       0      20,598
                                    1994    180,000    113,500       0      20,604

Robert M. Coffee (2)                1996    140,000    0         5,000      15,199
Senior Vice President &             1995    132,500     32,500       0      10,263
General Counsel                     1994     20,034    0        15,000         842

Robert P. Cuthbert (3)              1996    188,000    0         5,000      14,862
Senior Vice President & Chief       1995    180,000    108,000       0      11,686
Financial Officer                   1994    129,938     75,000  30,000      10,091
_____________________

 (1) Mr.  Walton  resigned in December 1996  as  an  officer  and
     Director of the Company and its subsidiaries.
 (2) Mr. Coffee joined the Company in November of 1994.
 (3) Mr. Cuthbert joined the Company in March of 1994.
 (4) In  accordance  with the terms of the Annual Incentive  Plan
     for   Key  Employees  of  Gryphon  Holdings  Inc.  and   its
     Subsidiaries,  the  portion of  the  bonus  payable  to  Mr.
     Iannucci for 1995 that exceeded his base salary for 1995 was paid  to  him  in shares of Common Stock.  Accordingly,  Mr.
     Iannucci  received 1,500 shares of Common Stock  based  upon the  fair  market value of the shares on March 4, 1996,  the date  of the award.  These shares, which are not subject  to forfeiture, may not be sold or otherwise transferred by  Mr.
     Iannucci  pending  the  lapse  of  a  restriction  on  their transfer.  This restriction will lapse with respect  to  25%
     of  the shares on the second anniversary of the date of  the award and with respect to an additional 25% of the shares on each  of the next three anniversaries of such date.  Pending the lapse of this restriction, Mr. Iannucci enjoys all other rights of a Shareholder of the Company with respect to  such shares.
 (5) These   amounts  for  1996,  1995  and  1994,  respectively,
     represent  (i)  premiums paid by the Company for  term  life insurance policies as follows: Mr. Crane $1,440,  $1,440 and
     $870;   Mr. Coffee $1,207, $881 and $42; Mr. Cuthbert  $870,
     $766  and $515; Mr. Iannucci $1,320, $864 and $864; and  Mr.
     Walton $2,213, $1,128 and $1,128; (ii) contributions by  the
     Company  under the Gryphon Holdings 401(k) & Profit  Sharing
     Plan  as  follows: Mr. Crane $13,992,  $14,070  and  $9,576;
     Mr.  Coffee $13,992, $9,382 and $800; Mr. Cuthbert  $13,992,
     $10,920  and  $9,576;  Mr.  Iannucci  $13,992,  $14,070  and
     $14,076;  and  Mr. Walton $13,992, $14,070 and $14,076;  and
     (iii)   the  value  attributed  to  the  use  of  a  Company
     automobile as follows: Mr. Crane $3,364,  $3,364 and $3,084;
     Mr.  Iannucci  $4,500,  $4,500 and $4,500;  and  Mr.  Walton
     $5,400, $5,400 and $5,400.

      The following table sets forth for each person named in the Summary Compensation Table the specified information with respect to option grants during 1996.

                OPTION GRANTS IN LAST FISCAL YEAR

                                       Individual Grants                    Potential Realizable
                     Number of      % of Total                             Value at Assumed Annual
                     Securities     Options                                   Rates of Stock Price
                     Underlying     Granted to     Exercise                 Appreciation for Ten-Year
                     Options        Employees in   Price      Expiration         Option Term (2)
Name                 Granted(#)(1)  Fiscal Year   ($/sh)      Date             5% ($)        10% ($)

Stephen A. Crane     25,000       16.4%        $17.44          5/10/06        $274,198       $694,871
John F. Iannucci     20,000       13.1          17.44          5/10/06         219,385        555,897
John H. Walton       15,000        9.8          17.44          5/10/06         164,518        416,923
Robert M. Coffee      5,000        3.3          17.44          5/10/06          54,839        138,974
Robert P. Cuthbert    5,000        3.3          17.44          5/10/06          54,839        138,974
_____________________

(1) All of the options shown in this column are non-qualified options which will become exercisable in four equal annual installments commencing on May 10, 1998.

(2) The amounts shown in these columns are the result of calculations at the 5% and 10% rates required by the Securities and Exchange Commission and are not intended to forecast future appreciation of the price of the Common
     Stock.


      The following table sets forth for each person named in the Summary Compensation Table the specified information with respect to all options outstanding during 1996.

         AGGREGATE OPTIONS EXERCISED IN LAST FISCAL YEAR
                AND FISCAL YEAR-END OPTION VALUES
                                            Number of Securities
                                           Underlying Unexercised            Value of Unexercised
                    Shares                    Options at Fiscal        In-the-Money Options at Fiscal
                    Acquired on  Value             Year-End                      Year-End(1)
Name                Exercise     Realized  Exercisable  Unexercisable    Exercisable   Unexercisable

Stephen A. Crane     0           $0         37,500       62,500           $42,188       $42,188
John F. Iannucci     0            0         25,000       45,000            28,125        28,125
John H. Walton       0            0         20,000       35,000            22,500        22,500
Robert M. Coffee     0            0          3,750       16,250             2,578         7,734
Robert P. Cuthbert   0            0          7,500       27,500                 0             0
_____________________

(1) Based on $14.125 per share, which was the closing price of the Common Stock on NASDAQ on December 31, 1996.


        COMPARISON OF CUMULATIVE TOTAL SHAREHOLDER RETURN

  The following performance graph compares the percentage change in the Company's cumulative total Shareholder return on shares of Common Stock with the cumulative total return for (i) the S&P's 500 Composite Stock Index and (ii) two peer groups, each composed of eight other property and casualty insurers, over the period from December 21, 1993 (the date on which the Common Stock began to trade on the NASDAQ National Market System, pursuant to an initial public offering) through December 31, 1996. The companies included in the peer group for 1996 are Frontier Insurance Group, Inc., Gainsco, Inc., Markel Corporation, RLI Corp. and The Navigators Group Inc., as well as three newly added companies, Capitol Transamerica Corporation, Philadelphia Consolidated Holdings and Titan Holdings, Inc., which replace W.R. Berkley Corporation, Exstar Financial Corporation and Capsure Holdings Corp. from the 1995 peer group used for this purpose last year. In management's judgment, the insurance operations of the new companies offer a closer parallel to those of the Company than those of the companies they replaced. As indicated below, the foregoing modifications to the peer group for 1996 have resulted in changes of varying significance in the peer group's performance during the period reflected in the performance graph. The returns of the companies in the peer groups have been weighted according to their respective stock market capitalizations for purposes of arriving at a peer group average.

                        PERFORMANCE GRAPH



SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Ownership of Common Stock by Management

      The following table sets forth as of March 25, 1997 information concerning the ownership of Common Stock by each Director, by each executive officer named in the Summary Compensation Table and by all executive officers and Directors of the Company as a group, together with their respective percentage ownership of the outstanding Common Stock.

              MANAGEMENT OWNERSHIP OF COMMON STOCK

                            Shares of     Shares upon exercise              Percent of
Name of Beneficial Owner    Common Stock  of Stock Options (1)   Total (2)  Class

Stephen A. Crane            81,577         37,500                 119,077    1.8%
John F. Iannucci            45,608 (3)     25,000                  70,608(3) 1.1
John H. Walton                  94         20,000                  20,094     *
Robert M. Coffee             5,415          3,750                   9,165     *
Robert P. Cuthbert          20,797         15,000                  35,797     *
Robert M. Baylis            10,000              0                  10,000     *
Franklin L. Damon            3,500          2,500                   6,000     *
Robert R. Douglass           5,000          2,500                   7,500     *
David H. Elliott             2,000          2,500                   4,500     *
Hadley C. Ford              12,000          2,500                  14,500     *
Richard W. Hanselman         3,000          2,500                   5,500     *
Joe M. Rodgers               1,000 (4)      2,500                   3,500     *
George L. Yeager             1,000          2,500                   3,500     *
All Directors and Executive Officers
as  a  Group  (13 persons) 190,991        118,750                 309,741    4.6%

*  less than 1%.
______________________
(1)  Represents  beneficial  ownership  of  shares  that  may  be
     acquired  by  the  exercise  of  stock  options  which   are
     currently exercisable or exercisable within sixty days.
(2)  The  amounts  of Common Stock and stock options beneficially owned  are  reported  on  the basis of  regulations  of  the
     Securities    and   Exchange   Commission   governing    the
     determination of beneficial ownership of securities.
(3)  Includes  500  shares  held  by  Mr.  Iannucci's  wife   and
     100 shares held by Mr. Iannucci as trustee for his grandson.
(4)  These  shares  are  held  by  JMR Investments,  a  Tennessee general  partnership of which Mr. Rodgers' wife is a general partner and the majority owner.

      Except as otherwise noted above, the Company believes the beneficial holders listed above have sole voting and investment power regarding the shares of Common Stock shown as being beneficially owned by them.

Principal Holders of Common Stock

      The following table indicates the only persons known by the Company to be beneficial owners of more than five percent of the outstanding Common Stock as of March 25, 1997. The Company has no other class of equity securities outstanding.

                BENEFICIAL OWNERS OF GREATER THAN
                  FIVE PERCENT OF COMMON STOCK

                                     Amount and Nature of   Percent
Name of Beneficial Owner             Beneficial Ownership   of Class

Pioneering Management Corporation      660,000 (1)           9.87%
  60 State Street
  Boston, MA 02109

Quest Advisory Corp.                   520,400 (2)           7.78
  1414 Avenue of the Americas
  New York, NY 10019

Ingalls & Snyder LLC                   464,025 (3)           6.94
  61 Broadway
  New York, NY 10006

Spears, Benzak, Salomon & Farrell, Inc.360,500 (4)           5.39
  45 Rockefeller Plaza
  New York, NY 10111
___________________________
(1) Based upon information obtained from a Schedule 13G, dated January 23, 1997, which was filed with the Securities and Exchange Commission by Pioneering Management Corporation ("Pioneering"). The Schedule 13G reported that Pioneering owned 660,000 shares of Common Stock. Pioneering has sole voting power and shared dispositive power with respect to these shares.

(2) Based upon information obtained from a Schedule 13G, dated February 3, 1997, which was filed with the Securities and Exchange Commission by Quest Advisory Corp. ("Quest") and Quest Management Company ("QMC"), each of which is an investment advisor registered under the Investment Advisor Act of 1940, and by Charles M. Royce, the controlling person of Quest and QMC. The Schedule 13G reported that Quest beneficially owned 520,400 shares of Common Stock, that QMC owned 37,600 shares of Common Stock independent of Quest and that Charles M. Royce owned no shares of Common Stock independent of Quest and QMC. Quest and QMC hold sole voting and dispositive power with respect to such shares.

(3) Based upon information obtained from a Schedule 13G, dated January 24, 1997, which was filed with the Securities and Exchange Commission by Ingalls & Snyder LLC. The Schedule 13G reported that Ingalls & Snyder LLC owned 464,025 shares of Common Stock as a broker/dealer under Section 15 of the Securities Exchange Act of 1934. Ingalls & Snyder LLC has sole dispositive power with respect to all such shares and sole voting power with respect to 9,000 of such shares.

(4) Based upon information obtained from a Schedule 13G, dated February 14, 1997, which was filed with the Securities and Exchange Commission by Key Trust Company of Ohio, the parent holding company of Spears, Benzak, Salomon & Farrell, Inc. The
Schedule 13G reported that Spears, Benzak, Salomon & Farrell, Inc. beneficially owned as of December 31, 1996, 360,500 shares of Common Stock in connection with its role as a broker/advisor registered under Section 203 of the Investment Advisor Act of 1940 on behalf of numerous clients, none of which holds 5% or more of the outstanding Common Stock. Spears, Benzak, Salomon & Farrell, Inc. has sole dispositive power with respect to 3,500 of such shares, as well as shared dispositive and voting power with respect to 357,000 of such shares.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Severance Agreements

      The Company has entered into severance agreements with each of Messrs. Crane, Iannucci, Walton and Cuthbert, under which each is entitled to between 6 months and 12 months of salary continuation payments, as determined by the Board, in the event that he is terminated without "cause" or for disability, or resigns as a result of constructive termination. Under the terms of these agreements, as well as a similar severance agreement between the Company and Mr. Coffee, in the event that a person acquires more than 20% of the Company's outstanding voting securities, and within 24 months thereafter the executive is terminated without "cause" or for disability or there is a constructive termination, the executive is entitled to a lump sum payment equal to 36 months of salary. In connection with Mr. Walton's resignation from the Company in December, 1996, the Company agreed to pay to him for 12 months his then current salary and to continue to provide him for such period with certain medical and insurance benefits previously available to him as an employee in accordance with the terms of his severance agreement with the Company.
Indemnification Agreements

      The Company's Certificate of Incorporation provides for the indemnification of the Company's officers and Directors to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL") in connection with services provided by such individuals to or on behalf of the Company. As permitted by the Certificate of Incorporation and the DGCL, the Company has entered into indemnification agreements with each of its executive officers and directors that detail the procedures by which such individuals will be entitled to indemnification in the event they become involved in any proceeding in connection with such services.

     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, Directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 (collectively, the "Forms") with the Securities and Exchange Commission (the "SEC"). These Reporting Persons are required pursuant to SEC regulations to furnish the Company with copies of all Forms they file with the SEC. Based solely on the Company's review of the copies of the Forms it has received and written representations from certain Reporting Persons, the Company believes that all transactions by Reporting Persons relating to ownership and changes in ownership of equity securities of the Company during the fiscal year 1996 have been duly reported to the SEC pursuant to the aforementioned Forms.

             RELATIONSHIP WITH INDEPENDENT AUDITORS

KPMG Peat Marwick LLP has been selected as the independent auditors to audit the consolidated financial statements of the Company for 1997. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting of Shareholders, will be given an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions relating to the audit of the Company's 1996 consolidated financial statements.

Ernst & Young LLP served as the independent auditors of the consolidated financial statements of the Company from 1992 through 1994. On September 18, 1995, that firm's appointment as principal auditors was terminated, and KPMG Peat Marwick LLP were engaged as principal auditors. The decision to change auditors was approved by the Board of Directors upon the recommendation of the Company's Audit Committee.

In connection with the audits of the two fiscal years ended December 31, 1994, and the subsequent interim period preceding such termination, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused Ernst & Young LLP to make reference to the subject matter of such disagreements in connection with their report.

The audit reports of Ernst & Young LLP on the consolidated financial statements of the Company as of and for the years ended December 31, 1994 and 1993, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

               SUBMISSION OF SHAREHOLDER PROPOSALS

      Shareholders of the Company wishing to include proposals in the proxy material for the next Annual Meeting of Shareholders of the Company must submit the same in writing so as to be received at the executive offices of the Company on or before December 9, 1997. Such proposals must also meet the other requirements of the rules of the SEC relating to shareholder proposals and the requirements set forth in the Certificate of Incorporation.

      A copy of the Company's Annual Report on Form 10-K is available without charge to any Shareholder who requests a copy in writing. Requests for copies of this report should be directed to the Secretary, Gryphon Holdings Inc., 30 Wall Street, New York, NY 10005-2201.


                      On  behalf  of the  Board  of Directors

                                   ROBERT M. COFFEE
                                   Secretary

April 8, 1997